EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Benchmark Electronics, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (No.33-61660, No. 333-26805, No.333-28997, No.333-66889 and No. 333-76207)
of Benchmark Electronics, Inc. of our report dated February 8, 2000, related to the consolidated financial statement schedule of the Company filed herein, which report is included herein.

KPMG LLP

Houston, Texas
July 13, 2000